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                                                                    Exhibit 10.3

                                                      INDEMNIFICATION AGREEMENT
                                    dated as of _____ __ 1998, between
                                    INTERWORLD CORPORATION, a Delaware
                                    corporation (the "Company"), and[ ] (the
                                    "Director/Executive Officer").

            Section 145 of the Delaware General Corporation Law (the "DGCL") empowers corporations to indemnify persons serving as a director, officer, employee or agent of such corporation or persons who serve at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and Section 145(f) of the DGCL further specifies that the indemnification set forth in said Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            The Company desires to have the Director/Executive Officer serve or continue to serve as an executive officer and/or director of the Company free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his or her decisions or actions on its behalf; and the Director/Executive Officer desires to serve, or to continue to serve, in such capacity. Accordingly, in consideration of the Director/Executive Officer's serving continuing to serve as an executive officer and/or director of the Company, the parties agree as follows:

      1. Indemnification. The Company shall indemnify, defend and hold harmless the Director/Executive Officer against all expenses, losses, claims, damages and liabilities, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement (all such expenses, collectively, "Costs"), actually and reasonably incurred by him or her in connection with the investigation, defense or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Director/Executive Officer is a party or threatened to be made a party (all such actions, collectively, "Proceedings") (i) by reason of the fact that the Director/Executive Officer is or was a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust or other enterprise (collectively, "Affiliates") of which he or she has been or is serving at the request of, for the convenience of or to represent the interest of the Company or (ii) by reason of